SCHEDULE 14C

(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
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John Hancock Funds III

(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK FUNDS III
601 Congress Street
Boston, Massachusetts 02210-2805

April 5, 2016

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds III (“JHF III”) regarding a new subadvisory agreement (“New Subadvisory Agreement”) with Mesirow Financial Investment, Inc. (“Mesirow”) for John Hancock Small Company Fund (the “Fund”), a series of JHF III. The Board of Trustees approved the New Subadvisory Agreement at its regularly scheduled Board meeting on March 8-10, 2016. The entering into the New Subadvisory Agreement with Mesirow was due to the acquisition by Mesirow of Fiduciary Management Associates, LLC (“FMA”), a Chicago-based investment management firm and the former subadvisor to the Fund, on April 1, 2016 (the “Effective Date”). As a result of this transaction the subadvisory agreement with FMA automatically terminated on the Effective Date.

The New Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The portfolio management team at FMA that managed the Fund’s portfolio has continued to do so at Mesirow after the Effective Date. The advisory fee rates payable by the Fund to John Hancock Advisers, LLC (“JHA”), the advisor to the Fund, remain the same and the subadvisory fees rate payable to Mesirow by JHA remain the same as the subadvisory fee rates under the subadvisory agreement with FMA. The subadvisory fees continue to be paid by JHA and not by the Fund.

Please note that JHF III is not required to obtain shareholder approval with respect to this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

The enclosed Information Statement provides information about the New Subadvisory Agreement.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ Christopher Sechler
Christopher Sechler
Assistant Secretary
John Hancock Funds III

JOHN HANCOCK FUNDS III
601 Congress Street
Boston, Massachusetts 02210-2805

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR JOHN HANCOCK SMALL COMPANY FUND

_______________

INTRODUCTION

This Information Statement is being furnished in lieu of a proxy statement to shareholders of John Hancock Small Company Fund (the “Fund”), a series of John Hancock Funds III (“JHF III” or the “Trust”). At an in-person meeting held on March 8-10, 2016, the Board, including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or its investment advisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement (the “New Subadvisory Agreement”) appointing Mesirow Financial Investment, Inc. (“Mesirow”) as subadvisor to the Fund. The New Subadvisory Agreement became effective upon Mesirow’s acquisition of Fiduciary Management Associates, LLC (“FMA”), a Chicago-based investment management firm and the former subadvisor to the Fund, on April 1, 2016 (the “Effective Date”). The portfolio management team at FMA that managed the Fund’s portfolio continues to do so as officers of Mesirow after the Effective Date. The entering into the New Subadvisory Agreement with Mesirow was due to the acquisition by Mesirow of FMA. As a result of this transaction the subadvisory agreement with FMA automatically terminated on the Effective Date. A discussion of the Board’s determination to appoint Mesirow as the subadvisor to the Fund is provided in the “Board Consideration of the New Subadvisory Agreement” section below.

JHF III. JHF III is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF III are divided into separate series or funds, including the Fund.

Investment Management. JHA serves as the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF III, the Advisor is responsible for, among other things, administering the business and affairs of JHF III and selecting, contracting with, compensating, and monitoring the performance of the investment subadvisors that manage the investment of the assets of the Fund or provide other subadvisory services pursuant to subadvisory agreements with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF III’s distributor.

The offices of the Advisor and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (the “SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the New Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF III was not required to obtain shareholder approval.

Annual and Semiannual Reports. JHF III will furnish, without charge, a copy of its most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

JHF III is not required to obtain shareholder approval for this subadvisory change. We are not asking you for a proxy, and you are requested not to send us a proxy, with respect to this subadvisor change.

NEW SUBADVISORY AGREEMENT
FOR SMALL COMPANY FUND

As described in more detail in the introduction, at its in-person meeting held on March 8-10, 2016, the Board approved the New Subadvisory Agreement appointing Mesirow as subadvisor to the Fund.

As with the former subadvisory agreement with FMA dated January 1, 2014 (the “Former Subadvisory Agreement”), pursuant to the New Subadvisory Agreement, and as more fully described below, Mesirow manages the investments and determines the composition of the assets of the Fund. The New Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fee rates payable by the Fund to JHA remain the same, and the subadvisory fee rates payable to Mesirow by JHA remain the same as the subadvisory fee rates under the Former Subadvisory Agreement with FMA. The subadvisory fees are paid by JHA, and not by the Fund. There have been no changes in the Fund’s investment strategies resulting from the appointment of Mesirow as subadvisor to the Fund. The New Subadvisory Agreement is dated April 1, 2016. The portfolio management team at FMA that managed the Fund’s portfolio continued to do so at Mesirow after the Effective Date. The Former Subadvisory Agreement was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 23-25, 2015, in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Mesirow

Mesirow is a corporation organized under the laws of the State of Illinois and is registered as an investment advisor under the Advisers Act. The principal offices of Mesirow are located at 353 N. Clark Street, Chicago, Illinois 60654.

New Subadvisory Agreement

The principal responsibilities of Mesirow under the New Subadvisory Agreement are the same as those of FMA under the Former Subadvisory Agreement. Mesirow manages the day-to-day investment and reinvestment of the Fund’s assets, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The portfolio management team at FMA that managed the Fund’s portfolio continues to do so at Mesirow after the Effective Date. Mesirow implements such program by purchases and sales of securities, and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences with the Former Subadvisory Agreement, are described below.

Subadvisor Compensation. As compensation for its services under the Former Subadvisory Agreement, FMA was paid a subadvisory fee. Under the New Subadvisory Agreement, Mesirow receives the same subadvisory fee as FMA received when it served as the subadvisor to the Fund. Pursuant to the New Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor not by the Fund, and therefore the hiring of Mesirow does not increase the advisory fee rate payable by Fund shareholders.

Board Consideration of the New Subadvisory Agreement

At an in-person meeting held on March 8-10, 2016, the Board, including the Independent Trustees, approved the New Subadvisory Agreement between the Advisor and Mesirow, after concluding that approval of the New Subadvisory Agreement was in the best interest of the Fund and its shareholders.

In considering the New Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Mesirow and other information provided by the Advisor and Mesirow regarding the nature, extent and quality of services to be provided by Mesirow under the New Subadvisory Agreement. The Board also considered comparative performance and expense information provided to the Board during the annual renewal of the Former Subadvisory Agreement in 2015. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Mesirow to the Fund. In addition, the Board considered the fact that the portfolio management team at FMA was expected to continue to manage the Fund’s assets at Mesirow after the Effective Date. The Board also noted that the Former Subadvisory Agreement would automatically terminate on the Effective Date as a result of change in control and ownership of FMA.

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Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also discussed the New Subadvisory Agreement in a private session with their independent legal counsel at which no representatives of management were present.

In approving the New Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative. Each Trustee may have attributed different weights to different factors.

Approval of New Subadvisory Agreement

In making its determination with respect to approval of the New Subadvisory Agreement, the Board considered:

(1)	information relating to Mesirow’s business;

(2)	the historical performance of the Fund under the management of FMA, which included comparative performance information relating to the Fund’s benchmark as the former management of FMA would continue to manage the Fund’s portfolio at Mesirow after the Effective Date;

(3)	that the subadvisory fees payable to Mesirow are the same as the subadvisory fees currently paid to FMA and comparative fee information provided to the Board during the annual renewal of the FMA subadvisory agreement in 2015; and

(4)	information relating to the nature and scope of any material relationships between Mesirow and the Advisor and their significance to Mesirow, as applicable.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Mesirow, the Board considered information provided to the Board by Mesirow. The Board considered Mesirow’s current level of staffing and its overall resources. The Board reviewed Mesirow’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Mesirow’s investment and compliance personnel who would provide services to the Fund. As it had done when it previously approved the Former Subadvisory Agreement, the Board considered and reviewed the qualification, backgrounds and responsibilities of the portfolio management team at FMA, as they would continue to manage the Fund’s portfolio at Mesirow after the Effective Date. The Board also considered, among other things, Mesirow’s compliance program and any disciplinary history. The Board also considered Mesirow’s risk assessment and monitoring processes. The Board considered Mesirow’s regulatory history, including whether it was then involved in any regulatory actions or investigations as well as material litigation, and any settlements and amelioratory actions undertaken, as appropriate. The Board noted that the Advisor had conducted an initial review of Mesirow and its operations, including reviewing its investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff had conducted an initial compliance review of Mesirow and presented reports to the Independent Trustees regarding the same, which included evaluating the regulatory compliance systems of Mesirow and procedures reasonably designed by Mesirow to assure compliance with the federal securities laws. The Board also took into account the financial condition of Mesirow.

The Board considered Mesirow’s investment processes and philosophies. As discussed above, the Board noted that it expected that the portfolio management team at FMA that then managed the Fund’s portfolio to continue to do so at Mesirow after the Effective Date. The Board took into account that Mesirow’s responsibilities included the development and maintenance of an investment program consistent with the Fund’s investment objective, the selection of investment securities, and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also considered Mesirow’s brokerage policies and practices, including with respect to best execution and soft dollars.

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The Board determined that it was satisfied with the nature, extent, and quality of the investment subadvisory services provided to the Fund under the Former Subadvisory Agreement, and that there was a reasonable basis on which to conclude that the nature, extent, and quality of the investment subadvisory services that would be provided by Mesirow under the New Subadvisory Agreement would equal the nature, extent, and quality of the services that were provided by FMA under Former Subadvisory Agreement. The Board further concluded that the Fund and its shareholders would benefit from the subadvisory services that would be provided by Mesirow under the New Subadvisory Agreement.

Subadvisor compensation. In considering the cost of services to be provided by Mesirow and the profitability of Mesirow and its relationship with the Fund, the Board noted that the fees under the New Subadvisory Agreement will be paid by the Advisor and not the Fund. The Board also noted that there would be no increase in the advisory fees paid by the Fund as a consequence of the execution of the New Subadvisory Agreement. The Board also noted that expenses for the Fund were expected to remain the same under the New Subadvisory Agreement.

The Board also relied on the ability of the Advisor to negotiate the New Subadvisory Agreement with Mesirow, which is not affiliated with the Advisor, and the fees thereunder, at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Mesirow from its relationship with the Trust were not material factors in the Board’s consideration of the New Subadvisory Agreement.

The Board also considered information regarding the nature and scope (including their significance to the Advisor and its affiliates and to Mesirow) of any material relationships with respect to Mesirow, which included arrangements, if any, in which Mesirow, or its affiliates, provided advisory, distribution, or management services in connection with financial products sponsored by the Advisor or its affiliates, including other registered investment companies, a 529 education savings plan, managed separate accounts, and exempt group annuity contracts sold to qualified plans, if any. The Board also considered information and took into account any other potential conflicts of interest the Advisor might have in connection with the New Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Mesirow and its affiliates might receive from Mesirow’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund paid an advisory fee to the Advisor and that, in turn, the Advisor would pay subadvisory fees to Mesirow. The Board considered that the subadvisory fee rates under the New Subadvisory Agreement were the same as the subadvisory fees payable to FMA. Regarding the comparability of the fees to be charged and the services to be provided to the Fund by Mesirow to the fees charged and services provided to other clients of Mesirow, including institutional accounts, using a substantially similar investment strategy to the Fund, the Board noted that there were no such comparable accounts.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark under the management of FMA, and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. As previously noted, the portfolio management team at FMA that managed the Fund’s portfolio would continue to do so at Mesirow after the Effective Date. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Mesirow. In addition, the Board noted Mesirow’s long-term performance for other accounts managed in the same manner.

The Board’s decision to approve the New Subadvisory Agreement was based on a number of determinations, including the following:

(1)	Mesirow had extensive experience and demonstrated skills as an investment manager and may be expected to provide high quality investment management services to the Fund;

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(2)	Mesirow would continue to use the same investment strategies as those that FMA had used in managing the Fund’s portfolio;

(3)	Although past performance is no indication of future performance, the former management team at FMA had a long historical track record of strong relative performance with respect to managing the Fund (and its predecessor fund, FMA Small Company Portfolio, the assets of which the Fund acquired in 2009), with an investment objective and investment strategies that were not expected to change as a result of the New Subadvisory Agreement;

(4)	The subadvisory fees for the Fund were: (i) competitive and within industry norms; (ii) the same as the subadvisory fees payable to FMA under the Former Subadvisory Agreement; and (iii) paid by the Advisor not the Fund, and were a product of arms-length negotiation between the Advisor and Mesirow. In addition, approval of the New Subadvisory Agreement would not result in any increase in the advisory fees or expenses for the Fund;

(5)	The subadvisory fees were reasonable in relation to the level and quality of services being provided; and

(6)	The subadvisory fee rates under the New Subadvisory Agreement contained breakpoints, and in turn the advisory fee for the Fund also had breakpoints, in order to permit shareholders of the Fund to benefit from economies of scale.

Additional Information About Mesirow

Mesirow Financial Investment Management Inc. (“Mesirow”) is a corporation organized under the laws of the State of Illinois and is registered as an investment advisor under the Advisers Act. The principal offices of Mesirow are located at 353 N. Clark Street, Chicago, Illinois 60654. Mesirow has been a registered with the SEC as an investment adviser since 1986. Mesirow is a diversified financial services firm that consistently strives to meet the needs of institutions, public sector organizations, corporations and affluent individuals. Kathryn A. Vorisek and Leo Harmon had been jointly and primarily responsible for the day-to-day management of the Fund’s portfolio as managed by FMA and continue to be jointly and primarily responsible for the day-to-day management of the Fund’s portfolio at Mesirow.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Mesirow. The names and principal occupations of the directors and principal executive officers of Mesirow are listed below. The business address of each director and officer of Mesirow is 353 N. Clark Street, Chicago, Illinois 60654.

Name	Principal Occupation
Richard S. Price	Chairman and CEO, Director
Kristie, P. Paskvan	CFO, Director
Dennis B. Black	Senior Managing Director and General Counsel, Director
Jeffrey M. Levine	Chief Compliance Officer
Alasdair R.J. Cripps	Senior Managing Director
Lee M. Gordon	Senior Managing Director
Thomas F. Hynes	Senior Managing Director
Steven P. Luetger	Senior Managing Director
Michael E. Annin	Managing Director
Henry K. Cush	Chief Operating Officer of the Wealth Advisor Business Group

Similar Investment Companies Managed by Mesirow. Mesirow does not, and as of March 1, 2016 did not, act as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund.

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Description of the Former Subadvisory Agreement and the New Subadvisory Agreement

The terms of the Former and New Subadvisory Agreements are identical, with the exception of the effective dates and the names of the subadvisors, and are described generally below.

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF III. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund. In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The subadvisory agreement continues in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of the Fund, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

The Former Subadvisory Agreement provides that if the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund pending the required approval of the subadvisory agreement or its continuance, of a new contract with the subadvisor or another subadvisor, or other definitive action, provided that the compensation received by the subadvisor is in compliance with the 1940 Act and the rules and regulations thereunder.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees of JHF III, by the vote of a majority of the outstanding voting securities of JHF III, or by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to JHA and the subadvisor, or by JHA or the subadvisor, on sixty days’ written notice to JHF III and the other party. The subadvisory agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between JHA and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of JHF III who are not interested persons of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other series of JHF III affected by the amendment; or (b) all the series of JHF III.

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As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF III or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF III, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to JHA or JHF III for any loss suffered by JHA or JHF III in connection with the matters to which the subadvisory agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the subadvisor or any of its directors, officers, or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits Mesirow from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; and (b) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF III Portfolio Holdings. Pursuant to the subadvisory agreement, the subadvisor agrees to treat JHF III portfolio holdings as confidential information in accordance with JHF III’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF III to comply with Rule 38a-1 under the 1940 Act.

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John Hancock Investments 601 Congress Street Boston, MA 02210-2805

John Hancock Investments 601 Congress Street Boston, MA 02210-2805

The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please contact your financial advisor or call John Hancock Investments at 800-225-5291, Monday through Thursday, 8:00 a.m. to 7:00 p.m. or Friday, 8:00 a.m. to 6:00 p.m., Eastern Time.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 5, 2016

Relating to

JOHN HANCOCK SMALL COMPANY FUND
a series of John Hancock Funds III

601 Congress Street

Boston, Massachusetts 02210

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to John Hancock Small Company Fund (the “Fund”), a series of John Hancock Funds III (the “Trust” or “JHF III”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect on April 1, 2016. At an in-person meeting held on March 8-10, 2016, pursuant to the recommendation of John Hancock Advisers, LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement (the “New Subadvisory Agreement”) appointing Mesirow Financial Investment, Inc. (“Mesirow”) as subadvisor to the Fund. The entering into the New Subadvisory Agreement was due to the acquisition by Mesirow of Fiduciary Management Associates, LLC (“FMA”), a Chicago-based investment management firm and the former subadvisor to the Fund, on April 1, 2016 (the “Effective Date”). As a result of this transaction the subadvisory agreement with FMA automatically terminated on the Effective Date. The portfolio management team at FMA, the Fund’s former subadvisor, continue to manage the Fund’s portfolio at Mesirow after the Effective Date.

The appointment of Mesirow as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Mesirow.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF III has made the Information Statement available to you online at http://www.jhinvestments.com/ SmallCompany14C until 90 days from the date the Notice was first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date the Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first sent to shareholders.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.